Exhibit 10.15.2

THIS LEASE AMENDMENT AND EXTENSION made effective 4th day of November, 2016 between:

THOMPSON CONTRACT SUPPLY COMPANY LIMITED

(hereinafter the "Landlord")

- and -

SPAN MEDICAL PRODUCTS CANADA INC.

(hereinafter the "Tenant")

WHEREAS:

(A)

By a Lease dated December 9, 2011, the Landlord leased to the Tenant the premises municipally known as 4658 Ontario Street, Beamsville, Ontario L0R 1B4 for a term expiring on December 8, 2016 (the "Lease");

(B)	The Landlord and Tenant have agreed to amend and extend the Lease effective December 9, 2016;

(C)	The Landlord and Tenant wish to provide for the terms and conditions of such amendment and extension;

(D)

Except where the context indicates otherwise, the term "Lease" shall mean the Lease as amended and extended by this agreement. All capitalized terms not otherwise defined herein shall have the same meanings as given to such terms in the Lease;

THEREFORE FOR VALUABLE CONSIDERATION, the parties agree as follows:

1.	Confirmation of Recitals and Status of Tenant. The parties acknowledge, confirm and agree that the foregoing recitals are true.

2.	Extension Term. The Lease is hereby extended for a term of five (5) years from December 9, 2016 to December 8, 2021 (“Extension Term”).

3.	Amendments. The extension shall be on the same terms and conditions as in the Lease save and except as follows:

(a)

Schedule “C” - Special Provisions shall no longer apply so the Tenant shall not have any Option to Extend or Purchase Option during the Extension Term or thereafter; and if the Tenant has registered a notice of such special rights on title against the Lands the Tenant agrees to forthwith, at its expense, discharge such registration. In the event the Tenant fails to register such discharge within sixty (60) days of the date of this Agreement, then Landlord’s only remedy is that Landlord is hereby authorized and directed to do so and the actual and reasonable costs (including legal fees) of same shall be payable as Additional Rent under the Lease;

(b)	Basic Rent during the Extension Term shall be as set forth in paragraph 4;

(c)	The Tenant confirms that it is continuing possession during the Extension Term and that the Premises are in good condition and repair and the Tenant accepts same “as is”;

4.	Basic Rent. The annual Basic Rent payable by the Tenant to the Landlord under the Lease during the Extension Term shall be as follows (to be paid at the times and in the manner provided in the Lease):

Period	Price/Square Foot	Annual Basic Rent	Monthly Basic Rent
Year 1 and 2	$5.51	$278,277.05	$23,189.75
Year 3	$5.62	$283,832.48	$23,652.71
Year 4	$5.74	$289,892.96	$24,157.75
Year 5	$5.85	$295,448.40	$24,620.70

4.

Confirmation of Lease Terms.     Except as specifically amended or modified by the terms of this agreement, all of the other terms and conditions of the Lease are hereby acknowledged and confirmed by the Landlord and the Tenant, and the Landlord and Tenant agree with each other to abide by same in respect of the Extension Term.

The Landlord and the Tenant have duly executed this agreement.

THOMPSON CONTRACT SUPPLY COMPANY LIMITED

Per:	/s/ Ralph Thompson
Name: Ralph Thompson
Title: President
I have authority to bind the corporation.

SPAN MEDICAL PRODUCTS CANADA INC.

Per:	/s/ James D. Ferguson
Name: James D. Ferguson
Title: President / CEO
I have authority to bind the corporation.